Exhibit 99.1

Independent Auditor’s Report

Shareholders and Board of Directors

Broad Street Realty, Inc.

Bethesda, Maryland

Opinion

We have audited the accompanying combined statement of revenues and certain operating expenses (the “combined financial statement”) of the Acquired Properties for the year ended December 31, 2020, and the related notes to the combined financial statement.

In our opinion, the accompanying combined financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Acquired Properties for the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statement section of our report. We are required to be independent of the Acquired Properties and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter

As described in Note 2 to the combined financial statement, the accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Acquired Properties’ revenues and expenses.  Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statement that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Acquired Properties’ ability to continue as a going concern within one year after the date that the combined financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statement

Our objectives are to obtain reasonable assurance about whether the combined financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Properties’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Acquired Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Potomac, Maryland

August 20, 2021

Acquired Properties

Combined Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2021 (unaudited) and the Year Ended December 31, 2020

(Dollars in thousands)

	Three months ended	Year ended
	March 31, 2021	December 31, 2020
	(unaudited)
Revenues:
Rental revenue	$1,369	$5,749
Total revenues	1,369	5,749

Certain operating expenses:
Real estate taxes and insurance	174	701
Repairs and maintenance	287	752
Property management fees	57	197
Utilities	24	92
Other	42	367
Total certain operating expenses	584	2,109

Revenues in excess of certain operating expenses	$785	$3,640

See accompanying notes

Acquired Properties

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2021 (unaudited) and Year Ended December 31, 2020

(Dollars in thousands)

Note 1.  Business

Broad Street Realty, Inc. (the “Company”) and certain of its subsidiaries entered into separate agreements and plans of merger to acquire three retail shopping centers (the “Acquired Properties”) located in Maryland and Virginia. The merger transaction pursuant to which the Company acquired Highlandtown Village Shopping Center was completed on May 21, 2021, the merger transaction pursuant to which the Company acquired Cromwell Field Shopping Center was completed on May 26, 2021 and the merger transaction pursuant to which the Company acquired Spotswood Valley Square was completed on June 4, 2021. The total consideration for all three transactions was approximately $8.2 million.

Note 2.  Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Operating Expenses have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of real estate properties and are not intended to be a complete representation of the Acquired Properties revenues and expenses. The revenues and certain operating expenses are presented on a combined basis due to the common management of the Acquired Properties.

The combined financial statements are not representative of the actual operations for the periods presented as certain items, which may not be comparable to the future operations of the Acquired Properties, have been excluded.  Such items include depreciation, amortization, asset management fees, general and administrative expenses, interest expense, interest income, income taxes and amortization of certain lease intangible assets.  Therefore, the Combined Statements of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for the Acquired Properties after their acquisition by the Company.

The combined financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

Note 3.  Significant Accounting Policies

Revenue Recognition

The Acquired Properties have the following revenue sources and revenue recognition policies, which are included in rental income on the Combined Statements of Revenues and Certain Operating Expenses:

•

Base Rent – The Acquired Properties recognize income arising from minimum lease payments from tenant leases.  These rents are recognized over the non-cancelable lease term of the related leases on a straight-line basis which includes the effects of scheduled rent increases and abatements under the leases.

•

Expense reimbursements – The Acquired Properties have tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the respective property.  These reimbursements are accrued in the same periods as the expenses are incurred.

Certain Operating Expenses

Operating expenses represent the direct expenses of operating the properties and include repairs and maintenance, utilities, property taxes and insurance, management fees and other property expenses that, with the exception of management fees and ground rent, are expected to continue in the ongoing operations of the Acquired Properties. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Combined Statements of Revenue and Certain Operating Expenses in accordance with accounting principles generally accepted in the United States of America requires management of the Acquired Properties to make certain estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting periods.  Actual results could differ from those estimates.

Note 4.  Future Minimum Rentals

Future minimum lease payments due under the non-cancelable operating leases with tenants, excluding any reimbursed costs, as of December 31, 2020, are shown in the table below (in thousands):

2021	$4,463
2022	3,976
2023	3,048
2024	2,254
2025	1,689
Thereafter	3,071
Total	$18,501

Note 5. Related Party Transactions

The entities that own the Acquired Properties paid an affiliate of the Company property management fees, totaling approximately $57,000 for the three months ended March 31, 2021 and approximately $197,000 for the year ended December 31, 2020.

The entities that own the Acquired Properties paid an affiliate of the Company, which owns the fee simple interest in the land that the Cromwell Field Shopping Center is located on under a leasehold interest, ground rent totaling approximately $36,000 for the three months ended March 31, 2021 and approximately $146,000 for the year ended December 31, 2020.

Note 6.  Commitments and Contingencies

Impact of COVID-19

Management is closely monitoring the impact of the COVID-19 pandemic on the operations of the Acquired Properties, including the impact on its tenants and rental revenue. Management has observed the impact of COVID-19 manifest in the form of limited operations among its tenants, which has resulted, and may in the future result in, a decline in on-time rental payments and increased requests from tenants for temporary rental relief. In some cases, Management may have to restructure tenants’ long-term rent obligations and may not be able to do so on terms that are as favorable as those currently in place. The extent of the COVID-19 pandemic’s effect on the Acquired Properties’ future operational and financial performance, financial condition and liquidity will depend on future developments, including the duration and intensity of the pandemic, the effectiveness, including the deployment, of COVID-19 vaccines and treatments, the duration of government measures to mitigate the pandemic and how quickly and to what extent normal economic and operating conditions can resume, all of which are uncertain and difficult to predict. Given this uncertainty, Management cannot accurately predict the effect on future periods.

Beginning in April 2020 and through March 31, 2021, Management entered into lease modifications that deferred approximately $0.1 million of contractual revenue and waived approximately $0.1 million of contractual revenue. To date, the weighted average payback period of deferred rent is approximately 10 months which commenced at various times beginning in August 2020 through January 2021. Collections and rent deferrals to date may not be indicative of collections or rent deferrals in any future period.

Litigation

The Acquired Properties are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management is not aware of any legal proceedings in which the outcome is probable or reasonably possible to have a material adverse effect on the Acquired Properties combined results of operations.

Note 7.  Subsequent Events

The Acquired Properties have been evaluated for subsequent events through August 20, 2021, the date the Combined Statements of Revenues and Certain Operating Expenses were available to be issued.